QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the previously filed Registration Statements on Forms S-3 (Nos. 33-74320, 333-20321, 333-75281, 333-88985, 333-94219, 333-62234, 333-59410, 333-82788, 333-89224) and Forms S-8 (Nos. 33-43716, 33-71920, 333-02888, 333-69591, 333-89909, 333-87421, 333-52640, 333-43104, 333-89228, 333-89230) of Cephalon, Inc. of our report dated March 14, 2003, relating to the financial statements and financial statement schedule, which appears in Cephalon Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 31, 2003

QuickLinks

CONSENT OF INDEPENDENT ACCOUNTANTS